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                                                                 Exhibit 10.19


                              AMENDMENT NO. 4-A TO
                           THE GENUINE PARTS COMPANY
                                  PENSION PLAN

         This Amendment to the Genuine Parts Company Pension Plan is adopted by Genuine Parts Company (the "Company") through action of the Pension Committee, effective as of the date set forth herein.

                                  WITNESSETH:

         WHEREAS, the Company maintains the Genuine Parts Company Pension Plan (the "Plan"), as amended and restated effective January 1, 1989, and such Plan is currently in effect; and

         WHEREAS, the Amendment No. 4 to the Plan was submitted to the Internal Revenue Service for a determination letter; and

         WHEREAS, the Internal Revenue Service requested changes to Amendment #4; and

         WHEREAS, it was determined that to reduce confusion, the Plan should retain Amendment #4 (which was previously executed on December 3, 1996) and make the IRS requested changes in this Amendment #4-A; and

         WHEREAS, under Section 8.06(c), the Pension Committee has the authority to amend the Plan;

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:

                                       1.

         Section 4.10 is hereby deleted and a new Section 4.10 is substituted in lieu thereof as follows:

             4.10     Grandfathered Retirement Benefits.

                      (a) Any Participant who (a) was a Participant in any of the Predecessor Plans on December 31, 1983,
                              (b) attained the age of 55 on or prior to January 1, 1984, and (c) retires on or after January 1, 1984 under Section 4.01, 4.02 or 4.04 shall automatically receive a Retirement Income hereunder which is the greater of (i) and (ii) where:

                              (i) is the Retirement Income otherwise provided under Section 4.01, 4.02 or 4.04, whichever is applicable, and

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                           (ii)        is the benefit such Participant would
                                       have received under his respective
                                       Predecessor Plan assuming that the
                                       benefit formula in such Predecessor Plan as in effect on December 31, 1983 had remained in effect until such
                                       Participant's Retirement. For this
                                       purpose, the benefit formula of the
                                       Predecessor Plan shall reflect current
                                       requirements of law and limitations of
                                       law (e.g., current covered compensation
                                       tables, limitations of Code Section
                                       401(a)(4), Code Section 415, Code
                                       Section 401(a)(17), etc.).

                      (b) For purposes of determining whether any such Participant may retire under Section 4.02 and this
                           Section 4.10, any such Participant who does not meet the age or service condition to elect Early Retirement may nonetheless retire under Section 4.02 and this Section 4.10 if he would have met the age and service early retirement conditions of his respective Predecessor Plan assuming such Predecessor Plan as in effect on December 31, 1983 had remained in effect until such Participant's Retirement. For purposes of determining such grandfathered retirement benefits, the Predecessor Plans as in effect on December 31, 1983, are attached hereto as Schedule F:

                                       S.P. Richards Company Pension Plan
                                       General Automotive Parts Pension Plan
                                       Pension Plan for Employees of Standard
                                       Unit Parts Corporation
                                       Retirement Plan for Employees of
                                       Balkamp, Inc.
                                       Restated NAPA Des Moines Warehouse
                                       Pension Plan.

             (c) The following modifications in the Plan shall apply to those Participants who are eligible for grandfathered retirement benefits under this Section 4.10:

                      (i) The Normal Retirement Age under the Plan for a Participant eligible for grandfathered retirement benefits under the General Automotive Parts Pension Plan shall mean such Participant's 62nd birthday.

                      (ii) Participants eligible for grandfathered retirement
                           benefits under the S.P. Richards Company Pension Plan may elect to receive their Retirement Income in the form of a five years certain and life option in addition to the other optional forms provided in
                           Article VI. However, the election of the five years and certain benefit option shall be subject to the provisions of Section 6.02.

             (d) The following special early retirement benefit shall apply to Participants who participated in the S.P. Richards Company Pension Plan on December 31, 1983 ("S.P. Richards Participant").


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                      (i)   An S.P. Richards Participant who had not attained
                            age 55 on or prior to January 1, 1984 and who retires under Sections 4.01 or 4.02 (considering the rules of Section 4.10(b)) prior to January 1, 1993, shall receive a Retirement Income in accordance with the rules of Section 4.10(a).

                      (ii) An S.P. Richards Participant who had not attained age 55 on or prior to January 1, 1984, and who retires under Sections 4.01 or 4.02 (considering the rules of Section 4.10(b)) shall receive a Retirement Income in accordance with Sections 4.01 or 4.02 (whichever is applicable). However, such Retirement Income shall be increased if such Participant would have received a greater benefit had the formula in the S.P. Richards Company Pension Plan applied instead of the formula in Sections 4.01 or 4.02. The amount of such increase shall be determined by first reducing the retirement benefit that would have been paid using the retirement formula in the S.P. Richards Company Pension Plan (with the adjustments described in Section 4.10(a) by the Retirement Income computed using the formula in Sections 4.01 or 4.02 above (whichever is applicable). Second, such difference shall then be multiplied by 66.67% for any such S.P. Richards Participant who retires during 1993 and by 33.33% for any such S.P. Richards Participant who retires during 1994.

                      (iii) An S.P. Richards Participant who had not attained
                            age 55 on or prior to January 1, 1994, and who retires under Sections 4.01 or 4.02 on or after January 1, 1995, shall receive a Retirement Income based solely on the formula set forth in Sections 4.01 or 4.02 above (whichever is applicable).

                                       2.

         1.       A new Section 10.09 is hereby added to Plan as follows:

                  10.09    Forfeiture of Benefits where Recipient Cannot be
                           Located.

                           (a) Except as provided in Section 10.09(b) below, if
                  the Plan may distribute a Participant's Accrued Benefit and the Employer has been unable to locate said Participant or his Beneficiary after taking such actions as are prudent under the circumstances to locate the Participant or Beneficiary, the Committee shall declare the Accrued Benefit to be a forfeiture.

                           (b) Should a Participant or Beneficiary whose
                  benefit has been forfeited under the provisions of Section 10.09(a) later be located, the Committee shall immediately direct the Trustee to commence payment of benefits to said Participant or his Beneficiary, according to the terms of the Plan. The Employer shall make up any resultant deficiency in the Trust Fund as soon as possible thereafter.



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                                       3.


         The amendments described in Paragraph 1 and Paragraph 2 shall be effective January 1, 1996. Except as amended herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, Genuine Parts Company, acting through the Pension Committee has caused this Amendment to Plan to be executed on the date shown below but effective as of the date indicated above.

                                                 PENSION COMMITTEE TO THE
                                                 GENUINE PARTS COMPANY
                                                 PENSION PLAN


                                                 By:    /s/ George W. Kalafut
                                                    --------------------------
                                                 Date:      August 29, 1997
                                                      ------------------------

Attest:  /s/ Frank M. Howard
       --------------------------


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